UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported):   February 29, 2012
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Humana Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5975 (Commission File Number)	61-0647538 (IRS Employer Identification No.)
500 West Main Street, Louisville, KY 40202 (Address of principal executive offices) (Zip Code)

502-580-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(b)           Departure of Named Executive Officer

Effective as of March 1, 2012, Humana Inc. (the “Company”) and V. Rajamannar Madabhushi entered into a Voluntary Release and Mutual Separation Agreement (the “Agreement”) regarding Mr. Rajamannar’s departure from the Company.

(e)           Compensatory Arrangements for Certain Officers

The payments and benefits to which Mr. Rajamannar is entitled under the Agreement, which are summarized below, are generally subject to Mr. Rajamannar's compliance with the terms and conditions of the Agreement.

Pursuant to the terms of the Agreement, in addition to certain incentive, accrued and retirement compensation that Mr. Rajamannar is entitled to under Humana’s compensation programs and policies, certain stock options and restricted stock held by Mr. Rajamannar that, pursuant to the terms of the applicable agreements, were scheduled to vest on April 28, 2012, will continue to vest as if Mr. Rajamannar were still employed by the Company through such date.  Any other equity compensation awards that were unvested as of the termination date were forfeited for no consideration.  Mr. Rajamannar will have 90 days following April 28, 2012 to exercise the options that will become vested and exercisable on April 28, 2012 as described above.

The Company has agreed to waive certain non-competition covenants that Mr. Rajamannar would have otherwise been subject to pursuant to the terms of his equity compensation agreements, but solely relating to employment with Wellpoint, Inc. or its affiliates.  Mr. Rajamannar will continue to be subject to covenants restricting his solicitation of employees and customers of the Company contained in such agreements, as well as restrictions prohibiting disclosure of confidential information (the non-competition, non-solicitation and confidentiality covenants, collectively, the “Restrictive Covenants”).  The Agreement also contains Mr. Rajamannar’s release of any claims he may have against the Company.

If Mr. Rajamannar violates the Restrictive Covenants, he will generally forfeit any remaining equity awards held (including any scheduled to vest on April 28, 2012) and will be required to reimburse the Company for gains on shares acquired pursuant to stock options and restricted stock scheduled to vest on April 28, 2012 as described above.

The foregoing description of the Agreement is a summary, is not complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

10.1	Voluntary Release and Mutual Separation Agreement dated as of February 29, 2012, by and between Humana Inc. and V. Rajamannar Madabhushi.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Vice President and Controller (Principal Accounting Officer)

Dated:     March 5, 2011

EXHIBIT INDEX

10.1	Voluntary Release and Mutual Separation Agreement dated as of February 29, 2012, by and between Humana Inc. and V. Rajamannar Madabhushi.